Exhibit 99

   ACRODYNE ANNOUNCES FINANCIAL RESULTS FOR SECOND AND THIRD QUARTERS 2000 AND
       RESTATED RESULTS FOR 1998, 1999 AND FIRST QUARTER 2000; PRELIMINARY
              SETTLEMENT OF STOCKHOLDER CLASS ACTION LITIGATION AND
                           RELATED FINANCIAL MATTERS

Cockeysville, MD

March 8, 2001 - Acrodyne Communications, Inc. ("Acrodyne" or the "Company") (NASDAQ: ACROE) announced financial results for the second and third quarters of 2000, ended June 30 and September 30, respectively; and restated financial results for the calendar years 1998 and 1999 and for the first quarter of 2000, ended March 31.

These results are the product of a thorough review process conducted by Acrodyne with the assistance of Arthur Andersen LLP and PricewaterhouseCoopers LLP. The quarterly results will be included in their respective Form 10-QSBs that the Company hopes to file with the Securities and Exchange Commission (the "SEC") within the next 90 days. The Company also expects to file the restated annual financial statements for 1999 and 1998 on Form 10-KSB/A within the next 60 days upon completion of the audits by Arthur Andersen LLP and PricewaterhouseCoopers LLP.

The financial results published reflect sizeable losses, a majority of them related to inventory valuation adjustments and revenue recognition issues. When the Company realized in mid-2000 the extent of the review and assessment that would be necessary, it advised the NASDAQ that it would not be able to file its second quarter 2000 financial statements in a timely manner and did not contest the delisting of its securities at that time. Having worked closely with its prior and current auditors to complete the review, the Company is confident in the current reporting and will continue to work with its current auditors and accounting personnel to assure proper reporting as it moves forward with its business operations.

The Company also announced it has reached a preliminary settlement with plaintiffs' counsel in that certain class action litigation filed in the United States District Court for the District of Maryland in which the Company and two of its officers and directors were named defendants. For more details regarding this preliminary settlement please see the Stockholder Litigation Section of the financial disclosure contained later in this report.

Lastly the Company announced that it has been engaged in discussions with Sinclair Broadcast Group, Inc. ("Sinclair"), its single largest shareholder and largest creditor, regarding a plan of recapitalization and the restructure of the Company's debt. While there is no final agreement at this time (and any final agreement will be contingent upon the occurrence of certain events, including a court approved settlement of the class action litigation mentioned above), the Company is cautiously optimistic that the negotiations will continue and result in an arrangement that will afford the Company the financial stability to build for the future.

Third Quarter 2000 Results
--------------------------

For the quarter ended September 30, 2000, Acrodyne had revenues of $1,805,406, a net loss to common shareholders of $7,370,091 and a loss per share of $1.06. This compares to revenues of $3,453,112, a net loss to common shareholders of $1,610,987 and a loss per share of $0.24 for the restated third quarter of 1999.

Throughout 2000, the Company concentrated on addressing field technical problems and customer support levels, which adversely affected its ability to generate new sales. In addition, the Company raised its price structure and discontinued several low profit products to achieve positive margins on its then current product line. The combination of these efforts reduced gross revenues by 48% for the quarter when compared to the same period in 1999.

Cost of sales, for the quarter ended September 30, 2000, includes a charge of $1,200,000 for obsolete inventories associated with discontinuance of the production of its traditional product line.

The combination of decreased revenues and charges to cost of sales resulted in a negative gross profit of 72.9% compared to a negative 13.4% for the corresponding 1999 quarter.

The increase in operating expenses is due, primarily, to the write off of goodwill, the write off of a "non-compete" asset, amortization of a licensing agreement, increase to the reserve for doubtful accounts, and costs incurred in conjunction with review of internal controls and restatement of financial results.

In connection with the 1994 acquisition of Acrodyne Industries, the Company had recorded goodwill totaling $4,711,274 representing the excess of purchase price over the fair value of net assets acquired, which was being amortized over 30 years. During the third quarter 2000, the Company concluded that it would discontinue its medium and low power transmitter product line as a result of regulatory changes, evolving technology, changes dictated by the marketplace, changes to key management and continued negative profit margins for this product line. Consequently, the Company determined that its goodwill was permanently impaired and, as such, wrote off the remaining balance of goodwill of $3,820,962 during the quarter.

In connection with the acquisition of Acrodyne Industries, the Company entered into a non-compete agreement with the selling shareholder. The intangible asset recorded was being amortized over a ten-year period. Because of the combination of changes noted in the preceding paragraph, the Company concluded that the asset had ceased to provide any future value to Acrodyne's operations and, consequently, wrote off the remaining balance of $323,322 during the quarter.

The Company recorded an increase to the allowance for doubtful accounts of $197,000 for the quarter ended September 30, 2000.


During March 2000, the Company entered into a 10-year license agreement with Sinclair, for the exclusive right to manufacture and sell certain Sinclair designed transmitter lines. Under terms of the license agreement, the Company will pay Sinclair an annual royalty of $300,000 for five years, and 1% of related sales thereafter. Effective April 1, 2000, the Company began recognizing amortization expense based upon an assumption of $150,000 of amortization per year and recorded the related liability to Sinclair.

The Company has increased its annual amortization expense to $300,000 which is recognized pro-rata in the accompanying statements. This is an increase of $37,500 per quarter starting in the second quarter over the amount previously reported in the Company's March 8, 2001 press release. In the September 30, 2000 balance sheet, attached, the Company has recorded an asset of $1,350,000 for the unamortized cost of the license agreement and a liability of $1,500,000 for the Company's fixed obligation to Sinclair.

The remainder of the difference in net losses over the corresponding 1999 quarter is due to incurring one-time legal and accounting costs associated with the financial review noted above and the Company's efforts toward restatement of the various periods' financial results.

The largest component attributing to the increase in net interest expense is due to a $50,000 charge related to Sinclair's guarantee of the Company's line of credit and the lease of the Company's new facilities in Oaks, PA, with the remainder of the increase due to increased borrowing levels over the corresponding quarter in 1999.

                                                Three Months Ended September 30
                                                -------------------------------
                                                                   As Restated
                                                    2000              1999
                                                         (unaudited)

Net Sales                                       $ 1,805,406      $ 3,453,112

Cost of Sales                                    (3,121,580)      (3,917,496)
                                                ----------------------------
Gross Profit                                     (1,316,174)        (464,384)

Operating Expenses                               (5,926,844)      (1,099,135)
                                                ----------------------------
Operating Loss                                   (7,243,018)      (1,563,519)

Interest Expense, net                              (113,045)         (33,440)
                                                ----------------------------

Net Loss                                         (7,356,063)      (1,596,959)

Preferred Dividend                                  (14,028)         (14,028)
                                                ----------------------------
Net Loss to Common Shareholders                 $(7,370,091)     $(1,610,987)
                                                ============================
Net Loss per Share - Basic and Diluted               $(1.06)         $ (0.24)
                                                ============================
Weighted Average Shares Outstanding -
Basic and Diluted                                 6,981,161        6,771,248
                                                ============================

Second Quarter 2000 Results
---------------------------

For the quarter ended June 30, 2000, Acrodyne recorded revenues of $954,205, a net loss to common shareholders of $1,771,491 and a loss per share of $0.25. This compares to revenues of $1,910,853, a net loss to common shareholders of $1,550,061 and a loss per share of $0.23 for the restated second quarter of 1999.

The 50% decrease in revenues is due to technical problems experienced both during manufacturing and installation as well as delay in scheduled shipments.

The increase in operating expenses over the same quarter in 1999 is due to the problems noted above and an addition of $295,000 to the allowance for doubtful accounts. The quarterly statement for the three months ended June 30, 2000 also reflects a reversal of a $405,000 charge from previously reported in the Company's Press Release. The Company has recently reached an agreement with the former CEO whereby he has waived his right to all severance payments except for healthcare coverage; hence, negating the Company's obligation and corresponding liability recorded at the time of the original issuance of this Press Release.

The increase in net interest expense is due to the $50,000 quarterly charge related to Sinclair's guarantee of the Company's line of credit and facilities lease, with the remainder due to the increased level of borrowings.

                                                    Three Months Ended June 30
                                                    --------------------------
                                                                     As Restated
                                                       2000             1999
                                                           (unaudited)
Net Sales                                        $    954,205      $ 1,910,853

Cost of Sales                                      (1,055,074)      (2,167,829)
                                                  ----------------------------
Gross Profit                                         (100,869)        (256,976)

Operating Expenses                                 (1,526,140)      (1,225,881)
                                                  ----------------------------
Operating Loss                                     (1,627,009)      (1,482,857)

Interest Expense, net                                (130,454)         (53,176)
                                                  ----------------------------

Net Loss                                           (1,757,463)      (1,536,033)

Preferred Dividend                                    (14,028)         (14,028)
                                                  ----------------------------
Net Loss to Common Shareholders                   $(1,771,491)     $(1,550,061)
                                                  ============================
Net Loss per Share - Basic and Diluted                $ (0.25)         $ (0.23)
                                                  ============================
Weighted Average Shares Outstanding -
Basic and Diluted                                   6,981,161        6,769,523
                                                  ============================

First Quarter 2000 Restated Results
-----------------------------------

For the restated quarter ended March 31, 2000, the Company had revenues of $2,029,362, a net loss to common shareholders of $1,471,492 and a loss per share of $0.21 compared to revenues of $2,273,932, a net loss to common shareholders of $1,455,076 and a loss per share of $0.23 for the restated quarter ended March 31, 1999.

While revenues for the quarter decreased 11%, the most significant fluctuation is the increase in interest expense prompted by Sinclair's guarantee of the Company's line of credit and facilities lease and the increase in borrowings available to the Company under terms of its lines of credit.



                                                  Three Months Ended March 31
                                                  ---------------------------
                                                 As Restated       As Restated
                                                     2000               1999
                                                          (unaudited)
Net Sales                                        $  2,029,362      $ 2,273,932

Cost of Sales                                      (2,217,213)      (2,579,736)
                                                 -----------------------------
Gross Profit                                         (187,851)        (305,804)

Operating Expenses                                 (1,157,741)      (1,111,657)
                                                 -----------------------------
Operating Loss                                     (1,345,592)      (1,417,461)

Interest Expense, net                                (111,872)         (23,587)
                                                 -----------------------------

Net Loss                                           (1,457,464)      (1,441,048)

Preferred Dividend                                    (14,028)         (14,028)
                                                 -----------------------------
Net Loss to Common Shareholders                   $(1,471,492)     $(1,455,076)
                                                 =============================
Net Loss per Share - Basic and Diluted                 $(0.21)          $(0.23)
                                                 =============================
Weighted Average Shares Outstanding -
Basic and Diluted                                   6,932,535        6,352,873
                                                 =============================

Nine Months' Ended September 30, 2000 (Including Restated First Quarter 2000)
-----------------------------------------------------------------------------
Results
-------

For the aforementioned nine-month period, Acrodyne revenues were $4,788,973, net loss to common shareholders was $10,613,074 and loss per share was $1.52. This compares to revenues of $7,637,897, a net loss to common shareholders of $4,616,124 and a loss per share of $0.70 for the restated nine months ended September 30, 1999.

As stated earlier, the decrease in revenues for the period is the culmination of technical difficulties experienced throughout the period, a higher pricing structure and the discontinuance of certain products with low margins.

Cost of sales for the nine months ended September 30, 2000 includes a $1,200,000 charge to increase the reserve for excess and obsolete inventories related to discontinuance of production of the Company's traditional product line.

The combination of lower revenues and increase in cost of sales, as a percentage of revenues, resulted in a negative 33.5% gross profit for the period compared to a negative 13.4% for the comparable 1999 nine-month period.

As a result of the Company's review of its accounting records, certain charges and adjustments were recorded which had a material effect on the financial results for the years ended December 31, 1999, 1998 and the quarters therein. Most significant of the adjustments was a net charge to cost of sales of $2,795,322 in 1999. Except for $563,000, which represents an increase to the obsolescence reserve at December 31, 1999, the balance of the net adjustments to inventory in the amount of $2,232,322, representing revisions of inventory costing, was spread among the four quarters of the year in a manner that provided a negative profit margin of 13.4% for each of the first three quarters of the year. Had the $563,000 adjustment to increase the year-end obsolescence reserve been allocated to all four quarters in the same manner, the gross margin for each of the quarters would have been a negative 18.9%.

As stated earlier, the increase in operating expenses is due to the combination of the write-off of goodwill; the write-off of intangible assets related to a non-compete agreement; and the legal, accounting and other professional fees associated with review of the Company's books and records. As previously discussed, an additional $75,000 charge has been added to operating expenses, over previously reported amounts to reflect the increase in amortization expense related to the Sinclair license agreement. Additionally, a $405,000 charge to operating expenses was reversed in the second quarter related to the former CEO's waiver of the cash portion of his severance compensation.

                                                  Nine Months Ended Sept 30
                                                  -------------------------
                                                                    As Restated
                                                     2000               1999
                                                            (unaudited)
Net Sales                                      $    4,788,973      $ 7,637,897

Cost of Sales                                      (6,393,867)      (8,665,061)
                                                 -----------------------------
Gross Profit                                       (1,604,894)      (1,027,164)

Operating Expenses                                 (8,610,725)      (3,436,673)
                                                 -----------------------------
Operating Loss                                    (10,215,619)      (4,463,837)

Interest Expense, net                                (355,371)        (110,203)
                                                 -----------------------------

Net Loss                                          (10,570,990)      (4,574,040)

Preferred Dividend                                    (42,084)         (42,084)
                                                 -----------------------------
Net Loss to Common Shareholders                  $(10,613,074)     $(4,616,124)
                                                 =============================
Net Loss per Share - Basic and Diluted                 $(1.52)          $(0.70)
                                                 =============================
Weighted Average Shares Outstanding -
Basic and Diluted                                   6,965,011        6,632,747
                                                 =============================

December 31, 1999 and 1998 Restated Results
-------------------------------------------

As stated in the Company's August 14, 2000 Press Release, Acrodyne announced that "...the Company believes that the audited financial statements for the year ended December 31, 1999 and the financials for the quarter ended March 31, 2000 will need to be amended and restated." Since that time, and during the company's ongoing review of its internal controls and procedures, it became evident that the audited financial statements for the year ended December 31, 1998 warranted restatement, as well. Following is a summary of restatements recorded for the applicable calendar years:

                                                      1999             1998
                                                      ----             ----

         Cost of sales net                        $(2,795,322)     $  (406,406)
         Revenue recognition adjustments           (2,299,511)        (852,485)
         Expense recognition adjustments             (123,750)
                                                  ----------------------------
            Decrease in Net Income                $(5,218,583)     $(1,258,891)
                                                  ============================

The Company's results for the years ended December 31, 1999 and 1998 reflect charges to cost of sales related to net inventory valuation adjustments. The adjustments pertained to the pricing of year-end physical inventories, for the respective years, and a $563,000 addition to the reserve for excess and obsolete inventories in 1999.

The Company recorded adjustments to net income related to the timing of revenue recognition for certain sales not recognized in the proper period. The Company also recorded adjustments pertaining to receipt of materials and services that were rendered to the Company prior to December 31, 1999.

For the year ended December 31, 1999, the Company had revenues of $10,406,403, a net loss to common shareholders of $6,995,734 and a loss per share of $1.05, compared to revenues of $10,874,234, a net loss to common shareholders of $6,773,140 and a loss per share of $1.27 for the year ended December 31, 1998.

Gross profits decreased from 8.0%, in 1998, to a negative 18.9%, in 1999, due to the impact of the "cost of sales, net" and "revenue recognition adjustments" noted above. Operating expenses decreased 37% in 1999 due to steps taken to reduce overhead, primarily through the identification and elimination of non-essential services and functions.

Interest expense increased in 1999, over 1998, due to an increase in borrowing levels, an increase in interest rates and the Company recording a $50,000 charge for the Company guarantee of financing of a sale to an unrelated third party customer.
                                                    Year Ended December 31
                                                    ----------------------
                                                 As Restated        As Restated
                                                     1999              1998
                                                          (Unaudited)
Net Sales                                        $ 10,406,403     $ 10,874,234

Cost of Sales                                     (12,368,883)     (10,008,707)
                                                  ----------------------------
Gross Profit                                       (1,962,480)         865,527

Operating Expenses                                 (4,743,679)      (7,484,511)
                                                  ----------------------------
Operating Loss                                     (6,706,159)      (6,618,984)

Interest Expense, net                                (200,214)         (72,181)
                                                  ----------------------------

Net Loss                                           (6,906,373)      (6,691,165)

Preferred Dividend                                    (89,361)         (81,975)
                                                  ----------------------------
Net Loss to Common Shareholders                   $(6,995,734)     $(6,773,140)
                                                  ============================
Net Loss per Share - Basic and Diluted                 $(1.05)         $ (1.27)
                                                  ============================
Weighted Average Shares Outstanding -
Basic and Diluted                                   6,675,597        5,321,188
                                                  ============================

      Acrodyne Communications, Inc. Consolidated Balance Sheets (Unaudited)

                                            September 30, 2000    December 31, 1999     December 31, 1998
                                                                    (As Restated)         (As Restated)
               Assets
Current assets:
Cash and cash equivalents                     $     25,265          $    664,950          $    983,695
Short-term investments                                                   200,000
Accounts receivable, net                           460,706             1,201,268             1,057,459
Inventories                                      1,615,554             3,199,549             3,919,039
Prepaid and other assets                           233,832               568,108               170,958
                                              --------------------------------------------------------
Total current assets                             2,335,357             5,833,875             6,131,151

Property, plant and equipment, net                 446,991               570,182               504,469
Non-compete agreement, net                                               360,822               435,822
License agreement                                1,350,000
Goodwill, net                                                          3,899,211             4,055,707
                                              --------------------------------------------------------
Total Assets                                  $  4,132,348          $ 10,664,090          $ 11,127,149
                                              --------------------------------------------------------

   Liabilities and Shareholders'
         Equity (Deficit)
Current liabilities:                          $    632,670          $  1,801,883          $  2,119,604
Accounts payable                                 1,028,669               272,155               386,363
Customer advances                                6,340,688             3,733,962               574,165
Line of credit / Debenture                       2,126,156             1,613,404             1,275,000
Other current liabilities                          333,609               388,859                75,630
                                              --------------------------------------------------------
Total current liabilities                       10,461,792             7,810,263             4,430,762

Capital lease obligations                           26,004                12,021                69,824
License fee payable                              1,200,000
Non-compete liability                              836,810               845,990               712,168
                                              --------------------------------------------------------
Total Liabilities                               12,524,606             8,668,274             5,212,754


  Shareholders' Equity (Deficit)
Preferred Stock, 8% Convertible                      6,500                 6,500               333,030
Redeemable, Preferred Stock
Common Stock, par value $.01                        69,812                69,062                53,317
Additional paid-in-capital                      21,201,194            21,019,028            17,720,449
Accumulated deficit                            (29,669,764)          (19,098,774)          (12,192,401)
                                              --------------------------------------------------------
Total
Shareholders' Equity (Deficit)                  (8,392,258)            1,995,816             5,914,395

Total Liabilities and Shareholders'
Equity (Deficit)                              $  4,132,348          $ 10,664,090          $ 11,127,149
                                              --------------------------------------------------------

Stockholder Litigation
----------------------

In September 2000, the Company was joined as a defendant along with two of its officers and directors, in a class action in the United States District Court for the District of Maryland. The lawsuit asserts that the Company issued false and misleading financial statements. The Company has reached a preliminary settlement with plaintiffs' counsel. The preliminary settlement requires the Company to issue plaintiffs warrants to purchase 1,600,000 shares of the Company's common stock at an exercise price of $1.00 per share. The warrants will expire after five years. The Company also has agreed to pay plaintiffs $750,000. The cash portion of the settlement will be funded by its officers' and directors' indemnity insurance policy. A Memorandum of Understanding reflecting the material terms of the settlement was filed with the Court on March 1, 2001. On April 6, 2001, a Stipulation and Agreement of Settlement was submitted to the Court along with all required documents to effectuate the settlement. On April 9, 2001, the Court approved the proposed settlement but reserved its right to review the settlement and/or enter a final judgment approving the settlement and dismissing the lawsuit. If the proposed settlement is approved, the Company will record a charge to operations for the fair value of the warrants issued. Depending on terms of the final settlement, including value of the warrants issued, the ultimate resolution of this matter may have a material impact on the Company's financial position and results of operations.

The above information is an update from the Company's previously issued Press Release issued on March 8, 2001.



Status of SEC Filings
---------------------

The Company recently received telephonic notification, from the SEC's Central Regional Office, requesting status of the Company's restatement of its financial statements. Acrodyne is hopeful of being able to file with the SEC its restated audited annual reports on Form 10-KSB/A for the calendar years ended December 31, 1998 and 1999, its restated quarterly report on Form 10-QSB/A for the quarter ended March 31, 2000 and its quarterly reports on Forms 10-QSBs for the quarters ended June 30 and September 30, 2000 within the next 60 days.

                                      *****


This release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness and our ability to refinance our substantial debt and contractual obligations; our ability to make interest and principal payments on our debt and other contractual obligations; our ability to improve our operating performance; the outcomes of pending lawsuits involving our financial reporting and other matters; our ability to develop, manufacture, and sell our new Quantum Transmission product line in a timely manner; regulatory changes governing transmission platforms; general economic and marketplace conditions; interest rate fluctuations; access to capital; and our ability to develop, implement and maintain reliable and adequate internal accounting systems and controls. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed and to be filed by the Company with the SEC.

                                    ********